Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 7, 2012, with respect to the consolidated financial statements included in the Annual Report of Bankrate, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Bankrate, Inc. on Form S-8 (File No. 333-175000, effective June 17, 2011).

/s/ Grant Thornton LLP

Fort Lauderdale, Florida

March 12, 2012